Exhibit 23.2
DeGOLYER and MacNAUGHTON
4925 Greenville Avenue, Suite 400
One Energy Square
Dallas, Texas 75206

May 26, 2005

Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA 70058
Gentlemen:
            We hereby consent to the reference to our firm and to the incorporation by reference in this Registration Statement on Form S-8 of the estimates contained in our "Appraisal Report as of December 31, 2004 on Certain Properties owned by SPN Resources" that appears in Superior Energy Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON